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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY


           KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Stig Johansson, Joachim W. Bauer, Kees van Ophem, Neil E. Craven, Eugene A. Rizzo and Terje Nordahl and each of them (with full power to act alone) the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name and on behalf of the undersigned, to execute any and all instruments and documents, and to do any and all other acts and things, that any such attorney-in-fact and agent may deem necessary or advisable, in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the registration under the Securities Act of $160,000,000 aggregate principal amount of 13 1/4% Senior Dollar Notes Due 2009 of Carrier1 International S.A. and 85,000,000 aggregate principal amount of 13 1/4% Senior Euro Notes Due 2009 of Carrier1 International S.A. (collectively, the "Notes"), pursuant to a registration statement on Form S-4 (the "Registration Statement") to be filed with the Commission relating to an offer to exchange such Notes for Carrier1 International S.A.'s outstanding $160,000,000 aggregate principal amount of 13 1/4% Senior Dollar Notes Due 2009 and 85,000,000 aggregate principal amount of 13 1/4% Senior Euro Notes Due 2009; including specifically, but without limiting the generality of the foregoing, the power and authority to execute, for and in the name and on behalf of the undersigned in any and all capacities, the Registration Statement, and any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statement, and any and all other instruments or documents filed as a part of, or in connection with, such Registration Statement and supplements and amendments thereto; and the undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

Signed this 26th day of March, 1999.


                                            /s/  Jonathan E. Dick
                                       -------------------------------
                                        Name: Jonathan E. Dick